Exhibit 10.2

WAIVER AND FOURTH AMENDMENT TO CREDIT AGREEMENT

This WAIVER AND FOURTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is made on May 10, 2007, among DEVCON SECURITY HOLDINGS, INC., a Florida corporation (“Holdings”), DEVCON SECURITY SERVICES CORP., a Delaware Corporation (“Services”), MUTUAL CENTRAL ALARM SERVICES INC., a New York corporation (“Mutual”), STAT-LAND BURGLAR ALARM SYSTEMS & DEVICES INC., a New York corporation (“Stat-Land”, together with Holdings, Services, and Mutual, are hereinafter referred to individually as a “Borrower” and collectively as “Borrowers”), and CAPITALSOURCE FINANCE LLC, as Agent (in such capacity, the “Agent”), for the Lenders parties thereto and as a Lender. All capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Credit Agreement described below.

W I T N E S S E T H:

A. Borrowers, Agent and Lenders have entered into that certain Credit Agreement dated as of November 10, 2005, as modified by that certain First Amendment to Credit Agreement, Master Reaffirmation and Joinder to Loan Documents, dated March 6, 2006, that certain Second Amendment to Credit Agreement dated as of April 11, 2006 and that certain Waiver and Third Amendment to Credit Agreement dated December 29, 2006 (as amended hereby and as may from time to time be further amended, restated, supplemented or otherwise modified, the “Credit Agreement”), pursuant to which Agent and Lenders made Loans and other financial accommodations to Borrowers, subject to the terms and conditions set forth in the Credit Agreement, and have entered into the other Loan Documents.

B. Borrowers are not in compliance with the provisions of the Credit Agreement as a result of their failure to maintain the required Fixed Charge Coverage Ratio for the periods ended March 31, 2007 and April 30, 2007 (collectively, the “Noncompliance Matters”).

C. Borrowers have requested that Agent and Lenders amend the Credit Agreement as set forth herein, and Agent and the Lenders are, subject to the terms hereof, willing to amend the Credit Agreement.

NOW, THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, each of the undersigned hereby agrees as follows:

1. Amendments to Credit Agreement.

(a)	The definition of “Debt Service” in the Credit Agreement is hereby amended by deleting “which is required to be paid in cash” from clause (a) of such definition; and

(b)	Section 9.2 of the Credit Agreement is hereby amended by (i) deleting “February 28, 2007” from such section and replacing it with “June 30, 2007” and (b) by deleting “March 31, 2007” from such section and replacing it with “July 31,2007”.

2. Waiver. Effective as of the date hereof, upon satisfaction of the conditions set forth in Section 3 of this Agreement, the Agent and the Lenders waive the Noncompliance Matters to the extent such Noncompliance Matters constitute a Default or an Event of Default under the Credit Agreement or the other Loan Documents. Provided that each of the Borrowers complies with all of the requirements contained in this Amendment and the Loan Documents, the Agent and Lenders shall forbear from enforcing their respective remedies with respect to any Default or Event of Default deemed to have occurred as a result of the Noncompliance Matters. If at any time any of the Borrowers fails to comply with any of the requirements set forth herein or if any additional Default or Event of Default occurs under this Amendment, the Credit agreement or the other Loan Documents, Agent and Lenders may immediately commence, proceed or otherwise continue with any or all rights and remedies available under the Loan Documents, under applicable law or otherwise without demand or notice to any Borrower, but as among Agent and Lenders, subject to the provisions of the Credit Agreement with respect to exercising remedies. Lenders and Agent are entering into this Amendment as an accommodation to the Borrowers and the Borrowers remain bound to perform their respective obligations under the Loan Documents.

3. Conditions. The effectiveness of this Amendment is subject to the following conditions precedent:

(a)	Delivery of Documents. This Amendment shall have been delivered to Agent, duly authorized and executed and in form and substance reasonably satisfactory to Agent.

(b)	Amendment Fee and Expenses. Agent shall have received $7,500 as amendment fee and shall have received payment of any other fees and expenses payable to it by Borrowers or any other Person in connection herewith, including, without limitation, Agent’s attorneys’ fees and expenses in connection with the negotiation, documentation and execution of this Amendment.

(c)	No Default or Event of Default. Except as waived hereby, no Default or Event of Default under the Credit Agreement, as amended hereby, shall have occurred and be continuing.

4. Representations and Warranties.

(a)	Each Borrower hereby confirms to the Agent and Lenders that the representations and warranties set forth in the Credit Agreement and each of the other Loan Documents, as amended by this Amendment, made by such Borrower are true and correct in all material respects as of the date hereof and shall be deemed to be remade as of the date hereof (except to the extent such representations and warranties (x) expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date, or (y) is qualified by materiality or has a Material Adverse Effect qualifier (in which case such representation or warranty shall be true and correct in all respects)).

(b)	Each Borrower hereby represents and warrants to the Agent and Lenders that: (i) it has full power and authority to execute and deliver this Amendment and to perform its obligations hereunder; (ii) upon the execution and delivery hereof, this Amendment shall be valid, binding and enforceable upon it in accordance with its terms (except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights and laws relating to the availability of equitable remedies); (iii) the execution and delivery of this Amendment do not and shall not contravene, conflict with, violate or constitute a default under (A) the articles or certificate of incorporation, by-laws or other constituent documents of Borrower, if applicable, or (B) any applicable law, rule, regulation, judgment, decree or order or any material agreement, indenture or instrument to which it is a party or is bound or which is binding upon or applicable to all or any portion of it property; and (iv) no Default or Event of Default exists.

5. Miscellaneous.

(a)	No Further Amendments: Ratification of Liability: Effect. Each of the Loan Documents shall remain in full force and effect in accordance with their respective terms. Each Borrower hereby ratifies and confirms its liabilities, obligations and agreements under the Loan Documents, as amended hereunder, and acknowledges that (i) it has no defenses, claims or set-offs to the enforcement by Agent or any Lender of such liabilities, obligations and agreements, (ii) Agent and each Lender have fully performed all of their respective obligations to such Persons which Agent or such Lender may have had or has on and as of the date hereof and (iii) by Agent’s execution hereof, neither Agent nor any Lender waives, diminishes or limits any term, condition or covenant contained in any of the Loan Documents.

Except as expressly set forth herein, nothing contained in this Amendment shall be deemed to be an amendment or modification of any provision of any Loan Documents or any right, power or remedy of Agent or Lenders, nor constitute a waiver of any provision of any Loan Document, or any other document, instrument and/or agreement executed or delivered in connection therewith or of any Default or Event of Default under any of the foregoing, in each case whether arising before or after the date hereof or as a result of performance thereunder. This Amendment shall not preclude the future exercise of any right, remedy, power or privilege available to the Agent or Lenders, whether under the Loan Documents, at law or otherwise.

(b)	Successors and Assigns. This Amendment shall be binding upon each Borrower and its respective successors and assigns and shall inure to the benefit of Agent and each Lender and their respective successors and assigns.

(c)	Release. Notwithstanding any other provision of any Loan Document, each Borrower voluntarily, knowingly, unconditionally and irrevocably, with specific and express intent, for and on behalf of itself (the “Releasing Party”), hereby fully and completely releases and forever discharges each Indemnified Person and any other Person or insurer which may be responsible or liable for the acts or omissions of any of the Indemnified Persons, or who may be liable for the injury or damage resulting therefrom (collectively, with the Indemnified Persons, the “Released Parties”), of and from any and all actions, causes of action, damages, claims, obligations, liabilities, costs, expenses and demands of any kind whatsoever, at law or in equity, matured or unmatured, vested or contingent, that the Releasing Party has against any of the Released Parties as of the date of this Amendment (“Losses”), other than Losses resulting from the gross negligence or willful misconduct of the Released Party. Each Borrower acknowledges that the foregoing release is a material inducement to (a) Lender’s decision to enter into this Amendment, (b) Lender’s decision to extend to Borrowers the financial accommodations hereunder and has been relied upon by each Lender in agreeing to make the Advances and (c) CapitalSource Finance LLC’s decision to serve as Agent

(d)	Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE CHOICE OF LAW PROVISIONS SET FORTH IN THE CREDIT AGREEMENT AND SHALL BE SUBJECT TO THE WAIVER OF JURY TRIAL AND NOTICE PROVISIONS OF THE CREDIT AGREEMENT.

(e)	Severability. Wherever possible, each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Amendment.

(f)	Merger. This Amendment represents the final agreement of each Borrower with respect to the matters contained herein and may not be contradicted by evidence of prior or contemporaneous agreements, or prior or subsequent oral agreements, between any of Borrowers on the one hand and Agent and the Lenders on the other hand.

(g)	Execution in Counterparts. This Amendment may be executed in any number of counterparts, including by facsimile transmission, and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, this Amendment has been duly executed by each of the undersigned as of the day and year first set forth above.

DEVCON SECURITY HOLDINGS, INC., a Florida corporation

By:	Robert W. Schiller
Name:	Robert W. Schiller
Title:	Chief Financial Officer

DEVCON SECURITY SERVICES CORP., a Delaware corporation

By:	Robert W. Schiller
Name:	Robert W. Schiller
Title:	Chief Financial Officer

MUTUAL CENTRAL ALARM SERVICES INC., a New York corporation

By:	Robert W. Schiller
Name:	Robert W. Schiller
Title:	Chief Financial Officer

STAT-LAND BURGLAR ALARM SYSTEMS & DEVICES INC., a New York corporation

By:	Robert W. Schiller
Name:	Robert W. Schiller
Title:	Chief Financial Officer

CAPITALSOURCE FINANCE LLC, as Agent for the Lenders

By:	William L. Polk
Name:	William L. Polk
Title:	Managing Director